      As filed with the Securities and Exchange Commission on June 2, 2000

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   EXULT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              33-0831076
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               4 PARK PLAZA, SUITE 1000, IRVINE, CALIFORNIA 92614
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                   EXULT, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                 BRIAN W. COPPLE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                   EXULT, INC.
                            4 PARK PLAZA, SUITE 1000
                            IRVINE, CALIFORNIA 92614
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (949) 250-8002
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Amount             Proposed Maximum          Amount of
        Title of Securities             to be             Aggregate Offering       Registration
         to be Registered           Registered(1)              Price(2)                 Fee
-------------------------------------------------------------------------------------------------
 Common Stock,                     2,000,000 shares          $20,000,000               $5,280
 par value $0.0001 per share
=================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also covers such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the adjustment provisions of the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

================================================================================

                                  INTRODUCTION

        This registration statement on Form S-8 (the "Registration Statement") is filed by Exult, Inc. (the "Registrant") relating to 2,000,000 shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), issuable to eligible employees of the Registrant and its affiliates under the Exult, Inc. 2000 Employee Stock Purchase Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

*  Information required by Part I of Form S-8 constituting the requirements of a
   Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this Registration Statement:

        (a) The Registrant's registration statement on Form S-1 (Registration No. 333-31754) filed with the Commission on March 6, 2000, together with any amendment or report filed pursuant to the Securities Act, amending or updating such description of Registrant or Registrant's securities as contained therein; and

        (b) Information concerning employee benefits under the Plan, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

        All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

        For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

        The Registrant shall provide without charge to each participant in the Plan, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement. Such requests should be directed to: Chief Financial Officer, Exult, Inc., 4 Park Plaza, Suite 1000, Irvine, California 92614, (949) 250-8002.

ITEM 4. Description of Securities.

        Not Applicable

ITEM 5. Interests of Named Experts and Counsel.

        Not Applicable

ITEM 6. Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, the Registrant may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's bylaws require it to indemnify its directors and officers to the fullest extent permitted by law and require it to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Registrant's bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemption's that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        In addition, the Registrant has entered into agreements to indemnify its directors and certain of the Registrant's officers in addition to the indemnification provided for in its bylaws. These agreements will, among other things, indemnify the Registrant's directors and some of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in Registrant's right, on account of services by that person as a director or officer of the Registrant or as a director or officer of any of its subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Registrant's request.

ITEM 7. Exemption from Registration Claimed.

        Not Applicable

ITEM 8. Exhibits.

          4.1 Exult, Inc. 2000 Employee Stock Purchase Plan and forms of Enrollment Form and Withdrawal Form thereunder.

          5         Opinion of Brian W. Copple, Esq.

         23.1       Consent of Brian W. Copple, Esq. (included in Exhibit 5).

         23.2       Consent of Arthur Andersen LLP.

         23.3       Consent of Vitale, Caturano and Company, P.C.

         24.1       Power of Attorney (see p. 6).

ITEM 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Exult, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on June 1, 2000.


                                         EXULT, INC.,
                                         a Delaware corporation


                                         By: /s/ JAMES C. MADDEN, V
                                             ----------------------------------
                                             James C. Madden, V
                                             Chief Executive Officer, President
                                             and Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Madden, V and Douglas L. Shurtleff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifies and confirms all that each of said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

            SIGNATURE                                       TITLE                                DATE
            ---------                                       -----                                ----
     /s/ JAMES C. MADDEN, V                    Chief Executive Officer, President            June 1, 2000
------------------------------------------     and Chairman of the Board
         James C. Madden, V                    (Principal Executive Officer)

     /s/ DOUGLAS L. SHURTLEFF                  Executive Vice President, Treasurer           June 1, 2000
------------------------------------------     and Chief Financial Officer
         Douglas L. Shurtleff                  (Principal Financial Officer and
                                               Principal Accounting Officer)

     /s/ J. MICHAEL CLINE                      Director                                      June 1, 2000
------------------------------------------
         J. Michael Cline

     /s/ STEVEN A. DENNING                     Director                                      June 1, 2000
------------------------------------------
         Steven A. Denning

     /s/ MARK DZIALGA                          Director                                      June 1, 2000
------------------------------------------
         Mark Dzialga

     /s/ MICHAEL A. MILES                      Director                                      June 1, 2000
------------------------------------------
         Michael A. Miles

     /s/ THOMAS J. NEFF                        Director                                      June 1, 2000
------------------------------------------
         Thomas J. Neff

     /s/ JOHN R. OLTMAN                        Director                                      June 1, 2000
------------------------------------------
         John R. Oltman

     /s/ A. MICHAEL SPENCE                     Director                                      June 1, 2000
------------------------------------------
         A. Michael Spence

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                          DESCRIPTION
  -------                         -----------
     4.1 Exult, Inc. 2000 Employee Stock Purchase Plan and forms of Enrollment Form and Withdrawal Form thereunder.

     5         Opinion of Brian W. Copple, Esq.

    23.1       Consent of Brian W. Copple, Esq. (included in Exhibit 5).

    23.2       Consent of Arthur Andersen LLP.

    23.3       Consent of Vitale, Caturano and Company, P.C.

    24.1       Power of Attorney (see p. 6).